UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2010

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K dated November 1, 2010 by PPL Corporation (“PPL”) to report that, as more fully described below, PricewaterhouseCoopers LLP (“PwC”) was dismissed as the independent accountant for certain subsidiaries of PPL that were acquired in November 2010, and that the Audit Committee of PPL has appointed Ernst & Young LLP (“E&Y”) as independent accountant for PPL and its consolidated subsidiaries, including the subsidiaries acquired in November 2010, for the year ending December 31, 2011.

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Accountant

In connection with PPL’s previously announced November 1, 2010 acquisition (“Acquisition”) of E.ON U.S. LLC (subsequently renamed LG&E and KU Energy LLC (“LKE”)), the owner of Louisville Gas and Electric Company and Kentucky Utilities Company, PPL’s audit committee approved the engagement of PwC as independent accountant for LKE through completion of its procedures regarding the financial statements of LKE and its subsidiaries as of December 31, 2010 and for the period from November 1, 2010 through December 31, 2010.  PwC was the independent accountant of LKE and its subsidiaries prior to the Acquisition.  PPL’s independent accountant, E&Y, has expressed reliance on PwC’s audit opinion relating to the consolidated financial statements of LKE and its subsidiaries as of December 31, 2010 and for the period from November 1, 2010 through December 31, 2010 in E&Y’s audit opinion on the consolidated financial statements of PPL as of and for the year ended December, 31, 2010.  This E&Y audit opinion was included in the Form 10-K of PPL for the year ended December 31, 2010, which Form 10-K was filed on February 25, 2011.  E&Y has been retained as PPL’s independent accountants since 2006.

On February 23, 2011, PPL’s audit committee appointed E&Y as the independent accountant for LKE and its subsidiaries for 2011.  As a result, PwC was dismissed by PPL as independent accountant for LKE and its subsidiaries on February 23, 2011 subject to completion of its procedures on the financial statements of LKE as of December 31, 2010 and for the period from November 1, 2010 through December 31, 2010.  PwC's dismissal was completed on February 25, 2011, the date of filing of PPL’s Annual Report on Form 10-K for the year ended December 31, 2010, as described in the preceding paragraph.

PwC’s report on the financial statements of LKE and its subsidiaries as of December 31, 2010 and for the period from November 1, 2010 through December 31, 2010 did not contain any adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principle. During the period from November 1, 2010 through February 25, 2011, (1) there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on the financial statements of LKE and its subsidiaries as of December 31, 2010 and for the period November 1, 2010 through December 31, 2010, and (2) there have been no “reportable events” as defined in Item 304(a) (1)(v) of Regulation S-K.

PPL has provided a copy of the above disclosures to PwC and requested PwC to provide it with a letter addressed to the Securities and Exchange Commission stating whether or not PwC agrees with those disclosures related to PwC.  A copy of PwC’s letter, dated February 28, 2011, is attached as Exhibit 16.1 to this Current Report on Form 8-K/A.

During the period from November 1, 2010 through February 25, 2011, (1) E&Y has not been engaged as the principal accountant to audit the financial statements of LKE or its predecessor (E.ON U.S. LLC) or any of its subsidiaries for any period prior to January 1, 2011, and (2) LKE has not consulted with E&Y regarding (a) the application of accounting principles to any completed or proposed transaction for any periods prior to November 1, 2010, (b) the type of audit opinion that might be rendered on LKE and its consolidated subsidiaries’ financial statements, or (c) any other accounting, auditing or financial reporting matter described in Items 304(a)(2)(i) and (ii) of Regulation S-K. In its capacity as independent accountant of PPL, E&Y was consulted about various LKE accounting and reporting matters that impacted the consolidated PPL financial statements, primarily around the application of the business combination rules set out in generally accepted accounting principles in the U.S.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	16.1 -	Letter of PricewaterhouseCoopers LLP, dated February 28, 2011, to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

Dated:  February 28, 2011